Exhibit 10.7

                                 October 9, 1996


Jaron Norberg
Tempe, Az  85282


Dear Jaron,

As a follow-up to our recent discussion in which you expressed your intent to retire from APS effective December 31st of this year, I am providing you with a written summary of those benefit enhancements that we have agreed upon.

Retirement
----------

A. The cash equivalent for stock options and restricted stock awarded under the Pinnacle West Stock Option and Restricted Stock Program that would have vested with one additional year credited.

B. In recognition for your service on the APS Board of Directors you will receive an additional four years of credited service for the purpose of calculating your pension benefit.

C. Your pension benefit will be calculated on base compensation paid in 1994, 1995 and 1996. Additionally, any incentive bonus earned in 1994, 1995 and 1996 will also be included in your pension calculation.

Severance
---------

A.       You will receive severance pay equal to one year of base salary.

B. You will be credited with one additional year of age and service for purposes of calculating your pension and SEBRP benefits.

C. You will receive continued dental coverage for a period of one year beginning January 1, 1997 to December 31, 1997 provided that you continue to pay your respective share of the premium. At the end of this one year period, you will be eligible to elect continued coverage in accordance with COBRA.

Consulting Services
-------------------

At the discretion of the Chief Executive Officer you will provide up to six hundred hours of consulting services to APS in each of the two years following your retirement at the rate of two hundred dollars per hour.

Miscellaneous
-------------

We are awarding you the computers you have been using at APS, as well as the Country Club membership at Phoenix Country Club.

Further, at the discretion of the CEO every effort will be made to accommodate you with parking at the Corporate Headquarters building subject to availability.

If you have questions regarding any of the preceding information let me know, otherwise indicate your acknowledgment and agreement by providing your signature below.


Sincerely,



WILLIAM J. POST
--------------------------------
William J. Post
Chief Operating Officer
Arizona Public Service





The foregoing is agreed to and accepted:



JARON B. NORBERG
--------------------------------
Jaron Norberg